Exhibit 2.1

AGREEMENT

This AGREEMENT (this “Agreement”) is made as of this _______ day of __________, 2020 by and between Orisun Acquisition Corp. (“Orisun”), Ucommune International Ltd, a Cayman Islands exempted company and a wholly-owned subsidiary of Orisun (“Company”), Ucommune Group Holdings Limited (“Ucommune”) and [ ], a [ ] company (“Buyer”).

WHEREAS, Orisun was organized for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, an operating business (“Business Combination”);

WHEREAS, Orisun entered into that certain Merger Agreement (the “Merger Agreement”) dated June 29, 2020 by and among Orisun, the Company, Everstone International Ltd, a Cayman Islands exempted company and a wholly owned subsidiary of the Company, Ucommune, certain shareholders of Ucommune, and Mr. Daqing Mao, as representative of shareholders of Ucommune; and

WHEREAS, Buyer agrees to purchase no less than US$[ ] million worth of shares of Orisun’s common stock (the “Shares”) or Company’s class A ordinary shares (the “Company Class A Ordinary Shares”), as specified below.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

Purchase and Closing

Section 1.01 Purchase from Third Parties. The Buyer agrees that after Orisun files a registration statement relating to the transactions contemplated by the Merger Agreement, the Buyer may acquire certain amount of Shares in open market or private transactions from time to time at the then prevailing market price of the Shares.

Section 1.02 Purchase from the Company. Concurrently with the closing of the transactions contemplated by the Merger Agreement (the “Closing”), the Buyer shall purchase from the Company a number of Company Class A Ordinary Shares equal to the following: (a) (i) US$[ ] million, minus (ii) the amount paid by the Buyer for the Shares purchased pursuant to Section 1.01 of this Agreement (if any), divided by (b) US$10.10, at US$10.10 per Company Class A Ordinary Share purchased. At the Closing, Buyer shall pay the aggregate purchase price to the Company by wire transfer of immediately available funds to an account specified by the Company and the Company shall deliver an instruction letter to its transfer agent to deliver the Company Class A Ordinary Shares purchased to Buyer. It shall be a condition to the obligation of Buyer on the one hand and the Company on the other hand, to consummate the transfer of the Company Class A Ordinary Shares and payment of the aggregate purchase price contemplated hereunder that the other party’s representations and warranties are true and correct at the Closing with the same effect as though made on such date, unless waived in writing by the party to whom such representations and warranties are made.

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Section 1.03 Non-Trading. The Buyer agrees that it will not redeem or transfer any Shares purchased pursuant to Section 1.01 of this Agreement until and after the Closing.

Section 1.04 Buyer’s Election. The Buyer shall have the right, in its sole discretion, to elect to purchase no less than US$[ ] million worth of Shares or Company Class A Ordinary Shares under either Section 1.01 or Section 1.02.

ARTICLE II

Representations and Warranties of Orisun and the Company

Each of Orisun and the Company hereby represents and warrants to Buyer on the date hereof and as of the Closing that:

Section 2.01 Organization. Such company is duly formed in the jurisdiction of its organization and has the requisite corporate power and authority to execute, deliver and carry out the terms of this Agreement and to consummate the transactions contemplated hereby.

Section 2.02 Authority; Non-Contravention. This Agreement has been validly authorized, executed and delivered by such company and assuming the due authorization, execution and delivery thereof by the other parties hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by such company does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which such company is a party which would prevent such company from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which such company is subject.

Section 2.03 Valid Issuance. The Company Class A Ordinary Shares purchased pursuant to Section 1.02 of this Agreement have been duly authorized and, when issued and delivered to and paid for by the Buyer pursuant to this Agreement, will be validly issued, fully paid and non-assessable and free and clear of any pledge, mortgage, security interest, encumbrance, lien, charge, assessment, right of first refusal, right of pre-emption, third party right or interest, claim or restriction of any kind or nature, except for restrictions arising under the Securities Act.

ARTICLE III

Representations and Warranties of the Buyer

Buyer hereby represents and warrants to Orisun and the Company on the date hereof and as of the Closing that:

Section 3.01 Organization. Buyer is a corporation, duly incorporated, validly existing and in good standing in the jurisdiction of its incorporation. Buyer has the requisite corporate power and authority to execute, deliver and carry out the terms of this Agreement and to consummate the transactions contemplated hereby.

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Section 3.02 Authority; Non-Contravention. This Agreement has been validly authorized, executed and delivered by Buyer and assuming the due authorization, execution and delivery thereof by the other parties hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by Buyer does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which Buyer is a party which would prevent Buyer from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which Buyer is subject.

Section 3.03 Governmental Approvals. All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with any governmental or other authority on the part of Buyer required in connection with the consummation of the transactions contemplated in the Agreement have been or shall have been obtained prior to and be effective as of the Closing.

Section 3.04 Sophisticated Buyer. Buyer is sophisticated in financial matters and is able to evaluate the risks and benefits attendant to the purchase of Company Class A Ordinary Shares.

Section 3.05 No Brokers. No broker, investment banker, financial advisor, finder or other person has been retained by or is authorized to act on behalf of Buyer that will be entitled to any fee or commission for which Orisun or the Company will be liable in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

Section 3.06 Securities Law Compliance. The Buyer has been advised that the offer and sale of the Company Class A Ordinary Shares by the Company has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws and, therefore, none of the Company Class A Ordinary Shares purchased at the Closing can be resold unless they are registered under the Securities Act and applicable securities laws or unless an exemption from such registration requirements is available. The Buyer understands that the Company Class A Ordinary Shares purchased from Company will be considered to be “restricted securities” under the Securities Act, and that, therefore, the Buyer will not be eligible to use Rule 144 promulgated under the Securities Act (“Rule 144”) for at least one year after “Form 10” information relating to the Business Combination has been filed with the SEC. The Buyer is acquiring the Company Class A Ordinary Shares for Buyer’s own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. The Buyer represents that (i) it is an “accredited investor” as such term is defined in Rule 501 of Regulation D, promulgated under the Securities Act, and that the Buyer is not subject to the “Bad Actor” disqualification, as such terms is defined in Rule 506 of Regulation D, promulgated under the Securities Act or (ii) it is not a “U.S. person” as defined in Rule 902 of Regulation S, promulgated under the Securities Act.

Section 3.07 Affiliation. The Buyer is not affiliated with Orisun, the Company, Ucommune, or any of their respective affiliates. The Buyer is not in possession of any material non-public information relating to Orisun, the Company, Ucommune, or the transactions contemplated by the Merger Agreement.

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ARTICLE IV

Registration Rights

Section 4.01 Demand Registration Rights. The Company hereby agrees with the Buyer or its permitted transferees (collectively, the “Holders”) that at any time after the Closing, upon the written notice of the Holders holding a majority of the Company Class A Ordinary Shares issued in connection with the private placements concurrently with the Closing (the “Requesting Holders”), the Company shall, within forty-five (45) days of receipt of such written notice, file a registration statement under the Securities Act providing for the proposed resale of such Company Class A Ordinary Shares (the “Requested Shares”), all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Requested Shares; provided that the Company shall not be obligated to effect any such registration under any one of the following conditions:

a)  During the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on the date immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a transaction under Rule 145 promulgated under the Securities Act (“Rule 145”) or with respect to an employee benefit plan), provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective;

b)  After the Company has effected two (2) such registrations pursuant to this Section 4.01 and each such registration has been declared or ordered effective;

c)  If any such Requesting Holders may dispose of shares of Registrable Securities pursuant to an effective registration statement on Form S-3 or Form F-3 under the Securities Act as in effect on the date hereof or any successor form under the Securities Act (“Form S-3/F-3”); or

d)  The Company shall not undertake, or be required to undertake, any action to qualify, register or list any securities on any exchange other than the exchange on which its securities are traded at the time.

Section 4.02 “Piggyback” Registration Rights. The Company hereby agrees with the Holders that at any time after the Closing, if the Company shall determine to proceed with the actual preparation and filing of a new registration statement under the Securities Act in connection with the proposed offer and sale of any of its securities by it or any of its security holders (other than (a) a registration statement on Form F-4, F-8 or other limited purpose form or (b) any registration under Section 4.01 of this Agreement), the Company will give written notice of its determination to all Holders. Upon the written request from any Holders (the “Requesting Piggyback Holders”), within 10 days after their receipt of any such notice from the Company, the Company will, except as herein provided, cause all of the Company Class A Ordinary Shares covered by such request (the “Requested Piggyback Shares”) held by the Requesting Piggyback Holders to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Requested Piggyback Shares. If any registration pursuant to this Section 4.02 shall be underwritten in whole or in part, the Company may require that the Requested Piggyback Shares be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In such event, the Requesting Piggyback Holders shall, if requested by the underwriters, execute an underwriting agreement containing customary representations and warranties by selling shareholders. If in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Requested Piggyback Shares would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the securities offered by the Company, the number of shares of Requested Piggyback Shares otherwise to be included in the underwritten public offering may be reduced pro rata (by number of shares) among the Requesting Piggyback Holders and all other holders of registration rights with respect to the Company’s shares who have requested inclusion of their securities or excluded in their entirety if so required by the underwriter. Registration pursuant to this Section 4.02 shall not be deemed to be a demand registration as described in Section 4.01 above. The Company’s obligations under this Section 4.02 shall not apply to the shares held by a Holder after the earlier of (a) five (5) years from the date of this Agreement, (b) the date that such shares held by a Holder have been sold pursuant to Rule 144 or an effective registration statement, and (c) such time as such shares held by a Holder are eligible for immediate resale pursuant to Rule 144.

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Section 4.03 Registration Procedures. To the extent required by Sections 4.01 and 4.02, the Company will:

a)  prepare and file with the SEC a registration statement with respect to such securities, and use its commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable after the filing thereof;

b)  prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective;

c)  use its commercially reasonable efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the Holders may reasonably request in writing within 20 days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

d)  notify the Holders, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

e)  prepare and file with the SEC, promptly upon the request of any Holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such Holders (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of ordinary shares by such Holders;

f)  prepare and promptly file with the SEC and promptly notify such Holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

g)  advise the Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose.

It is a condition precedent to the obligations of the Company to take any action pursuant to this Article IV that the Requesting Holders shall cooperate with the Company in providing the information necessary to effect the registration of their Company Class A Ordinary Shares, including completion of customary questionnaires and furnishing of information regarding itself, the securities of the Company held by it and intended method of disposition as shall be reasonably requested in writing by the Company. Failure to do so will at minimum result in exclusion of such Holders’ Company Class A Ordinary Shares from the registration statement.

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Section 4.04 Expenses. To the extent required by Sections 4.01 and 4.02, the Company will:

a)  Subject to Section 4.04(b), with respect to the any registration required pursuant to Sections 4.01 and 4.02 hereof, all reasonable fees, costs and expenses of and incidental to such registration, inclusion and public offering (as specified in paragraph (b) below) in connection therewith shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration process begun pursuant to this Section 4.04 if the registration request is subsequently withdrawn at the request of the Holders or any subset thereof, unless the Holders agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 4.01.

b)  The fees, costs and expenses of registration to be borne by the Company as provided in paragraph (a) above shall include, without limitation, all registration, filing, and FINRA fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified (except as provided in 4.04(a) above). Fees and disbursements of counsel and accountants for the Holders and any other expenses incurred by the Holders not expressly included above, including any underwriting discounts and selling commissions or other amounts payable to underwriter(s) or broker(s) in connection with the sale or disposition of the Holders’ Company Class A Ordinary Shares, shall be borne by the Holders or the applicable Holders (as the case may be) on a pro rata basis.

ARTICLE V

Acknowledgement; Waiver

Section 5.01 Acknowledgement; Waiver. Buyer (i) acknowledges that Orisun, the Company and Ucommune may possess or have access to material non-public information which has not been and will not be communicated to Buyer; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against Orisun, the Company, Ucommune or any of their respective officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transactions contemplated by this Agreement, including without limitation, any such claims arising under the securities or other laws, rules and regulations, and (iii) is aware that Orisun, the Company and Ucommune are relying on the foregoing acknowledgement and waiver in clauses (i) and (ii) above, respectively, in connection with the transactions contemplated by this Agreement.

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ARTICLE VI

Miscellaneous

Section 6.01 Termination. This Agreement shall terminate on the earlier of (i) the date agreed by all of the parties hereto in writing, and (ii) the date the Merger Agreement is terminated.

Section 6.02 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

Section 6.03 Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall, to the fullest extent applicable, be brought and enforced first in the Southern District of New York, then to such other court in the State of New York as appropriate and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.04 Remedies Cumulative. Each of the parties hereto acknowledges and agrees that, in the event of any breach of any covenant or agreement contained in this Agreement by the other party, money damages may be inadequate with respect to any such breach and the non-breaching party may have no adequate remedy at law. It is accordingly agreed that each of the parties hereto shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to seek injunctive relief and/or to compel specific performance to prevent breaches by the other party hereto of any covenant or agreement of such other party contained in this Agreement. Accordingly, Buyer hereby agrees that each of Orisun and the Company is entitled to an injunction prohibiting any conduct by the Buyer in violation of this Agreement and the Buyer shall not seek the posting of any bond in connection with such request for an injunction. Furthermore, in any action by Orisun or the Company to enforce this Agreement, Buyer waives its right to assert any counterclaims and its right to assert set-off as a defense. The prevailing party agrees to pay all costs and expenses, including reasonable attorneys’ and experts’ fees that such prevailing party may incur in connection with the enforcement of this Agreement.

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Section 6.05 Severability. If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 6.06 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

Section 6.07 Headings. The descriptive headings of the Sections hereof are inserted for convenience only and do not constitute a part of this Agreement.

Section 6.08 Entire Agreement; Changes in Writing. This Agreement constitutes the entire agreement among the parties hereto and supersedes and cancels any prior agreements, representations and warranties, whether oral or written, among the parties hereto relating to the transaction contemplated hereby. Neither this Agreement nor any provision hereof may be changed or amended orally, but only by an agreement in writing signed by all of the parties hereto.

Section 6.09 Further Assurances. If at any time any of the parties hereto shall consider or be advised that any further documents or actions are necessary or desirable to vest, perfect or confirm of record or otherwise the rights, title or interest in or to the Shares or to the Company Class A Shares or under or otherwise pursuant to this Agreement, the parties hereto shall execute and deliver such further documents or take such actions and provide all assurances and to take and do all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in or to the Shares or to the Company Class A Shares or under or otherwise pursuant to this Agreement.

(Signature pages follow)

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page of this Agreement.

ORISUN ACQUISITION CORP.

By:	/s/ Wei Chen
Name:	Wei Chen
Title:	Chief Executive Officer

UCOMMUNE INTERNATIONAL LTD

By:	/s/ Xiaocheng Peng
Name:	Xiaocheng Peng
Title:	Authorized Signatory

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page of this Agreement.

UCOMMUNE GROUP HOLDINGS LIMITED

By:	/s/ Zhuangkun He
Name:	Zhuangkun He
Title:	Director

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page of this Agreement.

SUNSHINE 100 CHINA HOLDINGS LTD

By:	/s/ Xiaodi Yi
Name:	Xiaodi Yi
Title:	Director

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page of this Agreement.

WAILIAN OVERSEAS CONSULTING GROUP LIMITED

By:	/s/ Mei He
Name:	Mei He
Title:	Chairman

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page of this Agreement.

TIGERSTEP DEVELOPMENTS LIMITED

By:	/s/ Minhong Yu
Name:	Minhong Yu
Title:	Director

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page of this Agreement.

THE CORE PRIVATE WEALTH MANAGEMENT LIMITED

By:	/s/ Chang Shih Jung
Name:	Chang Shih Jung
Title:	Authorized Signer

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page of this Agreement.

HONGKONG JOYRUN HOLDINGS LIMITED

By:	/s/ Liang Feng
Name:	Liang Feng
Title:	Director

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page of this Agreement.

GREEN BETTER LIMITED

By:	/s/ Jun Lei
Name:	Jun Lei
Title:	Director

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page of this Agreement.

HONG TAI INTERNATIONAL HOLDING LIMITED

By:	/s/ Yanjie Shen
Name:	Yanjie Shen
Title:	Director

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page of this Agreement.

HUA REN

By:	/s/ Hua Ren
Name:	Hua Ren

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page of this Agreement.

HANHE CAPITAL LTD

By:	/s/ Dawei Bian
Name:	Dawei Bian
Title:	Director

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page of this Agreement.

SHANGHAI TAIBO MEDICAL TECHNOLOGY

By:	/s/ Shaohua Wang
Name:	Shaohua Wang
Title:	Executive Director

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page of this Agreement.

JUNZI INVESTMENT

By:	/s/ Jun Qin
Name:	Jun Qin
Title:	Executive Director

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page of this Agreement.

SHANGHAI AOJIWEIZHAN INVESTMENT CENTER (LIMITED PARTNERSHIP)

By:	/s/ Debin Xu
Name:	Debin Xu
Title:	Authorized Signatory

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page of this Agreement.

BEIJING TEXPERTS INFORMATION TECHNOLOGY CO. LTD

By:	/s/ Hejuan Zhao
Name:	Hejuan Zhao
Title:	Chief Executive Officer

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page of this Agreement.

HONG KONG MOTIAN STAR ENTERPRISE MANAGEMENT CO., LIMITED

By:	/s/ Yuzhen Qiu
Name:	Yuzhen Qiu
Title:	Director

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